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                                                                 Exhibit (10)(k)

                  SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT
                                     BETWEEN
                                HUNT CORPORATION
                                       AND
                               BRADLEY P. JOHNSON


         THIS AGREEMENT, entered into this ____ day of __________, 2002, by and between Hunt Corporation (the "Employer") and Bradley P. Johnson (the "Officer"),

                                   WITNESSETH:

         WHEREAS, the Officer has rendered and will continue to render valuable services to the Employer, and the Employer desires to provide supplemental deferred compensation to the Officer;

         NOW, THEREFORE, in consideration of the Officer's continued services to the Employer, the parties hereto, intending to be legally bound hereby, agree as follows:

         ss.1.    Definitions. For purposes of this Agreement, the following definitions shall apply:

                           (a) "Agreement" shall mean this Supplemental Deferred
                  Compensation Agreement  between the Employer and the Officer.

                           (b) "Board" shall mean the Board of Directors of the
                  Employer.

                           (c) "Change in Control Agreement" shall mean the
                  Change in Control Agreement between the Officer and the Employer.

                           (d) "Employer" shall mean Hunt Corporation, a
                  Pennsylvania corporation, or any successor thereto.

                           (e) "Officer" shall mean Bradley P. Johnson, an
                  officer of the Employer.

                           (f) "Pension Plan" shall mean the Hunt Corporation
                  Pension Plan, as amended from time to time.

                           (g)  "Supplemental Plan" shall mean the Hunt
                  Corporation Supplemental Executive Benefits Plan, as amended from time to time.

                           (h) "Trust Agreement" shall mean the Hunt Corporation
                  Supplemental Executive Benefits Plan Trust Agreement.


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         ss.2.    Supplemental Benefit. If the Officer's employment with the
Employer terminates as a result of a Change in Control as defined in the Change in Control Agreement prior to the date he becomes fully vested in his benefits under the Pension Plan and the Supplemental Plan, he shall as of the date of such termination of employment (i) be deemed to have five Years of Benefit Service, as defined under the Supplemental Plan, for purposes of determining the amount of his accrued benefit as of such date under Article IV of the Supplemental Plan, and (ii) be deemed to have five Years of Vesting Service, as defined under the Supplemental Plan, for purposes of becoming fully vested in such accrued benefit.

         ss.3.    Withholding; Payroll Taxes. The Employer shall withhold from payments made under this Agreement any taxes required to be withheld for Federal, state, or local taxes.

         ss.4.    Source of Funds.

                  (a) This Agreement shall be unfunded, and, except as provided in subsection (b), payment of any benefits hereunder shall be made from the general assets of the Employer. Any assets which may be set aside, earmarked, or identified as being intended for the payment of benefits under this Agreement shall remain assets of the Employer and shall be subject to the claims of its general creditors. The Officer shall be a general and unsecured creditor of the Employer to the extent of the value of the amounts payable hereunder, and shall have no right, title, or interest in any specific asset that the Employer may set aside, earmark, or identify as for the payment of benefits under this Agreement. The Employer's obligation under this Agreement shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

                  (b) Notwithstanding subsection (a), assets shall be set aside in a grantor trust under the Trust Agreement and earmarked for the payment of benefits under this Agreement, provided that the Officer shall continue to be a general and unsecured creditor of the Employer with respect to assets set aside in such trust.

         ss.5.    Administrator.

                  (a) This Agreement shall be administered by the Pension Committee appointed by the Board, except that the Officer shall not take part in any action or decision by the Committee under this Agreement. Unless this Agreement specifically provides otherwise, the Committee shall have sole discretion to construe and interpret the provisions of this Agreement and to determine all questions concerning benefit entitlements, including the power to construe and determine disputed and doubtful terms. To the maximum extent permissible under law, the determinations of the Committee on all such matters shall be final and binding upon all persons involved.

                  (b) The Committee shall keep a record of its proceedings and actions and shall maintain all books of account, records, and other data as shall be necessary for the proper administration of this Agreement. Such records shall contain all relevant data pertaining to the Officer and his rights under this Agreement. The Committee shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available therefor.


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                           (c) The Employer shall pay all expenses of
                  administering this Agreement. Such expenses shall include any expenses incident to the functioning of the Committee.

                           (d) The Employer shall indemnify the members of the
                  Committee and the employees of the Employer to whom the Committee delegates duties under this Agreement against any and all claims, losses, damages, expenses, and liabilities arising from their responsibilities in connection with this Agreement, unless the same is determined to be due to gross negligence or willful malfeasance. The Employer may purchase insurance covering its liabilities under this subsection (d).

         ss.6.    Claims Procedure.


                           (a) If the Officer or his spouse or other beneficiary
                  (hereinafter referred to as the "Applicant," which reference shall include the legal representative, if any, of the Officer or spouse or other beneficiary) does not receive the timely payment of the benefits to which the Applicant believes he or she is entitled under the terms of this Agreement, the Applicant may make a claim for benefits in the manner hereinafter provided.

                           All claims for benefits under this Agreement shall be
                  made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the "Claims Coordinator." The Claims Coordinator may, but need not, be a member of the Committee. If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall furnish the Applicant with forms prescribed by the Committee within ten days of receipt of the initial claim, indicating any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

                           Each claim hereunder shall be acted on and approved
                  or disapproved by the Claims Coordinator within 60 days following the receipt by the Claims Coordinator of the information necessary to process the claim. The written or electronic notice which the Claims Coordinator shall provide to the Applicant in the event of a denial of a claim for benefits shall set forth in a manner calculated to be understood by the Applicant:

                                    (1)      The specific reason or reasons for
                                             the denial;

                                    (2)      Specific references to pertinent
                                             provisions of this Agreement on
                                             which the denial is based;


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                                    (3)      A description of any additional
                                             material or information necessary
                                             for the Applicant to perfect the
                                             claim and an explanation of why the
                                             material or information is
                                             necessary; and

                                    (4)      A description of the review
                                             procedures under this Agreement and
                                             the time limits applicable to such
                                             procedures, including a statement
                                             of the Applicant's right to bring a
                                             civil action under section 502(a)
                                             of ERISA (if applicable) following
                                             an adverse benefit determination on
                                             review.

                           If no action is taken by the Claims Coordinator on an
                  Applicant's claim within 60 days after receipt by the Claims Coordinator, such application shall be deemed to be denied for purposes of the following appeals procedure.

                           (b) An Applicant whose claim for benefits is denied
                  in whole or in part (such Applicant being hereinafter referred to as the "Claimant") may appeal from such denial to the Committee for a review of the decision by the entire Committee. Such appeal must be made within six months after the Claimant has received written notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

                                    (1) Request a review by the entire Committee
                           of the claim for benefits under this Agreement;

                                    (2) Set forth all of the grounds upon which
                           the Claimant's request for review is based and any facts in support thereof; and

                                    (3) Set forth any issues or comments which
                           the Committee deems pertinent to the appeal.

                           The Committee shall make its decision on review
                  within 60 days after receipt of the Claimant's request for review, unless special circumstances require an extension of the time for processing the Claimant's request for review, in which case written notice of the extension and circumstances shall be provided to the Claimant prior to the termination of the initial 60-day period and a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, that if the Claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

                           The Committee shall make a full and fair review of
                  the appeal and any written materials submitted by the Claimant or the Employer in connection therewith. The Committee may require the Claimant and the Employer to submit such additional facts, documents, or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. The Claimant shall also have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and the Committee shall take into account all such information submitted without regard to whether such information was submitted or considered in the initial benefit determination.


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                           On the basis of its review, the Committee shall make
                  an independent determination of the Claimant's eligibility for benefits under this Agreement. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

                           In the event the Committee denies an appeal, in whole
                  or in part, the Committee shall give written or electronic notice of the decision to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant the specific reasons for such denial and which shall make specific reference to the pertinent provisions of this Agreement on which the Committee decision was based. The decision on review shall also include (i) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and (ii) a statement describing any voluntary appeal procedures offered under this Agreement, and a statement of the Claimant's right to bring an action under section 502(a) of ERISA (if applicable).

                           It is intended that the claims procedure under this
                  Agreement be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 C.F.R. ss.2560.503-1.

         ss.7.    Nonalienation of Benefits. Except as otherwise required by applicable law, the right of the Officer or his spouse or other beneficiary to any benefit or interest hereunder shall not be subject to encumbrance, attachment, execution, garnishment, assignment, pledge, alienation, sale, transfer, or anticipation, either by the voluntary or involuntary act of the Officer or his spouse or other beneficiary or by operation of law, nor shall such payment, right, or interest be subject to any other legal or equitable process.

         ss.8.    Amendment and Termination. The Board may amend or terminate this Agreement only with the written consent of the Officer. This Agreement shall automatically terminate on the date the Officer becomes fully vested in his accrued benefit under the Pension Plan and under Article IV of the Supplemental Plan.

         ss.9.    Miscellaneous.

                  (a) No Contract of Employment. Nothing contained herein shall be construed as conferring upon the Officer the right to continue in the employ of the Employer.


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                  (b) Relationship to Other Benefits. The payment of benefits hereunder shall not affect the Officer's entitlement to payments under the Change in Control Agreement or the Hunt Corporation Officer Severance Plan, nor shall any payments made under the Change in Control Agreement or under the Hunt Corporation Severance Plan affect the Officer's entitlement to benefits hereunder.

                  (c) Costs and Expenses of Enforcement. In the event that it shall be necessary or desirable for the Officer to retain legal counsel or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Employer shall pay (or the Officer shall be entitled to recover from the Employer, as the case may be) his reasonable attorneys' fees and cost and expenses in connection with the enforcement of his said rights, regardless of the final outcome, unless a court shall determine that under the circumstances recovery by the Officer of all or a part of any such fees and costs and expenses would be unjust.

                  (d) Applicable Law. The provisions of this Agreement shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania (without regard to principles of conflict of laws), to the extent not superseded by Federal law.

                  (e) Successors. The provisions of this Agreement shall bind and inure to the benefit of the Employer and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

                  (f) Headings. The headings of the sections and subsections of this Agreement are for reference only. In the event of a conflict between a heading and the contents of a section or subsection, the contents of the section or subsection shall control.

                  IN WITNESS WHEREOF, the Employer and the Officer have caused this Supplemental Deferred Compensation Agreement to be duly executed this ____ day of _________, 2002.

Attest:                                      HUNT CORPORATION


                                             By:
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-------------------------------              ----------------------------------
                                             Bradley P. Johnson


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